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Exhibit 99.2

Dot Hill and Solectron Sign Manufacturing Agreement

CARLSBAD, Calif. & MILPITAS, Calif.—June 26, 2002—Dot Hill Systems Corp. (NYSE:HIL), a leading supplier of carrier-class data storage and storage networking solutions, today announced it has signed a manufacturing agreement with Solectron Corporation (NYSE: SLR), a leading provider of electronics manufacturing and supply-chain management services.

Under the one-year agreement, Solectron will supply Dot Hill with new product introduction (NPI), complete product manufacturing and assembly, test and product distribution services. Solectron will provide these services for Dot Hill's new products through its NPI and manufacturing facilities in Milpitas, Calif. and Dunfermline, Scotland. Financial details were not disclosed.

"Solectron is an award-winning, world-class manufacturer with a track record in providing quality services to high-technology companies like Dot Hill," said James Lambert, Dot Hill's chief executive officer. "Due to stringent customer requirements, we decided to partner with a company that had significant volume production capabilities and a solid global logistics program. We are confident that Solectron is the best choice for our manufacturing requirements as we move forward with our OpenAxis Intelligence™ initiative."

In May 2002, Dot Hill introduced its OpenAxis Intelligence (OAI) strategic initiative designed to extend and enhance IT infrastructure while dramatically increasing options for the future. Under the OAI initiative, Dot Hill will create solutions using open-standards storage and networks. Solectron will manufacture this new generation of highly reliable data storage products for Dot Hill.

"We are pleased to have been selected by Dot Hill to manufacture its new line of high-availability data storage products," said Mitch Schoch, Solectron vice president of account management, Americas. "This agreement takes advantage of our advanced manufacturing capabilities, and will provide Dot Hill and its customers with high-quality data storage products."

About Dot Hill

Dot Hill is a leading provider of carrier-class data storage solutions and services. It is the only company that offers a family of storage systems that are both Network Equipment Building Systems (NEBS) Level 3 and MIL-STD-810F certified. Dot Hill's customers include many of the world's leading Internet service providers, common carriers, service and equipment providers, advanced technology and telecommunications companies, and government agencies. Dot Hill is an ISO 9002 certified company, and its web site is www.dothill.com.

About Solectron

Solectron (www.solectron.com) provides a full range of global manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new-product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. Solectron, based in Milpitas, Calif., is the first two-time winner of the Malcolm Baldrige National Quality Award. The company had sales of $18.7 billion in fiscal 2001.

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Dot Hill, the Dot Hill logo and OpenAxis Intelligence are trademarks of Dot Hill Systems Corp. All other products and names mentioned herein are trademarks or registered trademarks of their respective owners.

Certain statements contained in this press release regarding matters that are not historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding future new product introduction, product manufacturing and assembly, test and product distribution and the proposed transition of manufacturing of new Dot Hill products to Solectron. The risks that contribute to the uncertain nature of the forward-looking statements include: the terms of the agreement between Dot Hill and Solectron, the risk that Solectron may discontinue manufacture of Dot Hill's products, the timing and success of sales of Dot Hill products manufactured by Solectron, the risk that one or more of Dot Hill's significant suppliers or sub-contractors could fail to perform their agreements with Dot Hill, and any unforeseen technological, intellectual property, supply or engineering issues and changing customer preferences. However, there are many other risks not listed here that may affect the future business of Dot Hill and Solectron, as well as the forward-looking statements contained herein. To learn about such risks and uncertainties, you should read the risk factors set forth in the forms 10 K and 10 Q recently filed by Dot Hill and Solectron. All forward-looking statements contained in this press release speak only as of the date on which they were made. Neither Dot Hill nor Solectron undertakes any obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Dot Hill and Solectron Sign Manufacturing Agreement